UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2008

Petrocorp Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-141993

(Commission File Number)

20-5134664

(IRS Employer Identification No.)

1065 Dobbs Ferry Road, White Plains, NY 10607

(Address of principal executive offices and Zip Code)

(914) 674-4373

Registrant's telephone number, including area code

430 Loma Media Road, Santa Barbara, CA 93103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On February 28, 2008, the Registrant's wholly owned subsidiary, Union Energy (Alaska) LLC ("UEA"), learned that its bids for nine tracts of 5,760 acres each and an aggregate of 51,840 acres had won in the State of Alaska North Slope Foothills Areawide 2008 oil and gas lease sale. UEA bid $29,952 for each of the nine tracts and paid a deposit of $6,000 with each bid. UEA will be required to pay the State of Alaska approximately $215,568 to complete the acquisition of these leases. The leases will be for a term of 10 years and will be subject to a 12.5% royalty interest in favor of the State of Alaska and such other limitations as a complete title search reveals. The funds for both the $54,000 in deposits included with the bids and the additional funds required to complete the acquisition of the leases will be provided by the Registrant's existing working capital.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

Not Applicable.

Exhibits required by Item 601 of Regulation S-B

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROCORP, INC.

/s/ James Fitzsimons

James Fitzsimons, President and CEO

Date: March 3, 2008